EXHIBIT 99.1

Puerto Rico’s WAPA Television and WAPA Deportes Reach Multi-Year Retransmission Consent Agreement with DIRECTV in Puerto Rico

WAPA TV and WAPA Deportes Immediately Restored on DIRECTV Puerto Rico
MIAMI, FL—Friday, June 15, 2018— Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms, today announced that Puerto Rico’s highest-rated broadcast network WAPA Television and the island’s leading sports network WAPA Deportes have been restored to DIRECTV customers in Puerto Rico as of June 14, 2018, after the two companies reached a new multi-year retransmission consent agreement.
WAPA offers approximately 60 hours a week of original news and entertainment programming – including the island’s only local morning news and nightly 11 p.m. newscast – and has been a key source of news and information for Puerto Rican communities working to rebuild after the devastation caused by Hurricane Maria. When Hurricane Maria struck and severed WAPA’s local transmission capabilities, DIRECTV Puerto Rico provided critical technical support to help WAPA restore those communications.
“WAPA has been Puerto Rico’s ratings leader for nine consecutive years, and we’re pleased to have reached a new agreement with DIRECTV so our viewers can continue enjoying the #1 television network and leading sports channel in Puerto Rico,” said Alan J. Sokol, President and CEO of Hemisphere Media Group, Inc. “We look forward to our continued partnership for years to come.”
“We have had a longstanding relationship with WAPA and WAPA Deportes in service of the local Puerto Rico community,” said José Juan Dávila, Vice President and General Manager for AT&T Puerto Rico/USVI. “We are pleased to be able to restore these channels to our customers.”
Now that the two channels are back, DIRECTV homes regain their usual access to “Mother,” currently the highest-rated program in Puerto Rico, as well as exclusive programming events like Miss Universe Puerto Rico. Viewers also have access to the exclusive sports programming on WAPA Deportes, including the MLB and Puerto Rico Basketball League (BSN, for its Spanish acronym) seasons, as well as the 2018 World Series and BSN playoffs.

About Hemisphere Media Group, Inc.
Hemisphere Media Group, Inc. (NASDAQ: HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico, and has ownership interests in a new broadcast television network in Colombia and a Spanish-language OTT service in the U.S and other digital assets.

Forward-Looking Statements
Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements about Hemisphere and its consolidated subsidiaries that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, the effects of Hurricane Maria in the short and long-term on Hemisphere’s business and the advertising market in Puerto Rico as well as Hemisphere’s customers, employees, third-party vendors and suppliers, the effect on retransmission and subscriber fees that Hemisphere receives, the timing under which power is fully restored to all of Puerto Rico, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies, Hemisphere’s ability to close the acquisition of Snap TV, Hemisphere’s ability to successfully integrate the acquired assets and achieve anticipated synergies, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the headings “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Investor Relations Contact
Edelman Financial Communications for Hemisphere Media Group
Danielle O’Brien
646.277.1289
Danielle.obrien@edelman.com

Media Contacts
Hemisphere Media Group
Katie Melenbrink
646.705.2874
kmelenbrink@hemispheretv.com

WAPA Television
Migdaliz Martinez
787.793.2232
Migdaliz.ortiz@wapa-tv.com